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                                                                    Exhibit 10.1
                              AMENDED AND RESTATED

                             SHAREHOLDERS AGREEMENT

                               DATED JULY _, 1997

                                     BETWEEN

                                (1) HIT RAIL B.V.


                               (2) GTS-HERMES, INC


               (3) NATIONALE MAATSCHAPPIJ DER BELGISCHE SPOORWEGEN
                                   (NMBS/SNCB)


                               (4) AB SWED CARRIER


                                       AND


                         (5) HERMES EUROPE RAILTEL B.V.



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                                TABLE OF CONTENTS

                                                                      Page
    Article  1 - Definitions                                             5
    Article  2 - Issue of shares. Amendment Articles                     6
    Article  3 - The Business                                            8
    Article  4 - Representations and Warranties                          8
    Article  5 - Covenants                                              12
    Article  6 - Governance                                             15
    Article  7 - Conduct of Business                                    21
    Article  8 - Issue and Transfer of Shares; Pre-emptive Rights       23
    Article  9 - Provide Fibre Capacity                                 25
    Article 10 - Term and Termination of Agreement                      25
    Article 11 - Confidential Information                               25
    Article 12 - Miscellaneous                                          26
    Article 13 - Applicable Law and Choice of Forum                     29



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This AGREEMENT is made by and between:


1. HIT RAIL B.V., a private limited liability company, registered in Almere and having its place of business at Boner 1159, 8232 JS Lelystad. The Netherlands (hereinafter "HIT Rail");

2. GTS-HERMES, INC, a Delaware corporation having its place of business at 477 Madison Avenue, New York, New York 10022, USA, hereinafter "GTS Hermes"; and

3. NATIONALE MAATSCHAPPIJ DER BELGISCHE SPOORWEGEN (NMBS/SNCB), a company incorporated according to the laws of Belgium and having its registered office at Frankrijkstraat 85, 1060 Brussels, Belgium;

4. AB SWED CARRIER, a 100% owned subsidiary of Swedish State Railways, a company incorporated according to the laws or Sweden, having its office address at 01 Stockholm Lan, 80 Stockholm Kommun, 10 125 Stockholm, Sweden;

            and

5. HERMES EUROPE RAILTEL B.V. a private limited liability company, registered and having its place of business at Drentestraat 20, 1083 HK Amsterdam, hereinafter the "Company";

hereinafter collectively referred to as "the Parties" and individually as a "Party".



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WHEREAS:

a. in 1990, HIT Rail was incorporated by the National Railways as hereinafter defined to carry out telecommunications engineering activities in order to construct and exploit a data communications network for railway traffic;


b. HIT Rail established the Company on July 6, 1993 to conduct the Business as defined in Article 3 of this Agreement;

c. GTS Hermes acquired a fifty percent interest in the Company in 1994 and HIT Rail and GTS Hermes presently own the entire issued share capital of the Company;

d. the Company has in January 1997 launched a capital restructuring plan allowing for direct participation of the National Railways and of selected other participants in the Company's capital and for the issue of additional shares to the existing shareholders of the Company;

e. it is the intention of HIT Rail to transfer its shares in the Company to the HIT Rail Shareholders in proportion to their current indirect shareholding in the Company and as a result the HIT Rail Shareholders will become direct shareholders in the Company;

f. with the participation of new parties in the Company's capital there will be new Shareholders in the Company. Pursuant thereto the Shareholders wish to amend their existing Shareholders Agreement;


g. the parties wish to enter into this Agreement for the purposes of recording the terms and conditions of their relationship with each other and certain aspects of the business and management of the Company.

NOW IT IS HEREBY AGREED AS FOLLOWS:



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ARTICLE 1 - DEFINITIONS

The following definitions shall apply in this Agreement and in the Appendices hereto:

Affiliated Company:           in relation to any Shareholder, any subsidiary or
                              holding company of such Shareholder and any subsidiary of such holding company including all National Railways Shareholders of HIT Rail;

Agreement:                    this Agreement and all annexes, appendices,
                              attachments, and schedules hereto:

Articles of Association:      the amended articles of association of the Company
                              in the form agreed upon by the Parties and set out in Annex 1 hereto;

Board of Supervisory
Directors:                    the board of non-executive directors ("Raad van
                              Commissarissen") of the Company;

Business Plan:                the Business Plan of the Company as adopted by the
                              Management Board with the prior approval of the Board of Supervisory Directors, including any agreed amendments thereto;

Management Board:             the Board of Managing Directors ("Directie") of
                              the Company;

General Assembly:             a General Meeting of Shareholders;

HIT Rail Shareholders:        the parties as Listed in Schedule 1;

Licenses:                     permits and authorizations granted by the
                              competent licensing authorities in the countries where the Company carries out its Business;



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National Railways:            Osterreichische Bundesbahnen, Nationale
                              Maatschappij der Belgische Spoorwegen (NMBS/SNCB), Danske Statsbaner, Societe Nationale des Chemins de Fer Francais ("SNCF"), Deutsche Bundesbahn, Ente Ferrovie dello Stato, Nederlandse Spoorwegen, Red Nacional de los Ferrocarriles Espanoles. Statens Jarnvagar, Schweizerische Bundesbahnen, and British Rail, provided that other European national railway companies may in the future become shareholders of HIT Rail and for this reason National Railways;

PanEuropean
Telecommunications
Operator:                     an operator of telecom infrastructure facilities
                              within Europe, whose scope is limited to providing cross border services, contracting as a carrier's carrier with (licensed or otherwise authorized) telecom-operators and/or service providers. The providing of telecom services within a country will not belong to the activities of the Company, except where requested by a customer and agreed to by the Participating Shareholder;

Participating Shareholder:    a Shareholder who provides infrastructure to the
                              Company;

Shareholders:                 the holders of the Shares and parties to this
                              Agreement;

Shares: any and all issued shares in the capital of the Company;

ARTICLE 2 - ISSUE OF SHARES, AMENDMENT ARTICLES.

2.1          On 15 January 1997, the Board of Supervisory
             Directors has resolved, conditional upon the execution of an amendment of the articles of association of the Company in accordance with the draft of Loeff Claeys Verbeke, (the



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          "Deed of Amendment" dated May 28, 1997) inter alia to issue new shares in the Company up to a maximum of 297,000 shares with a nominal value of NLG 1,000.--. The Shareholders have decided to issue the new shares to the following Parties:

          (a) to HIT Rail 24,007 shares, each share having a par value of NLG 1,000.-- which shares shall be paid up by off-set by the Company of its loan debt in the principal amount of NLG 24,007,000.-- owing to HIT Rail;

          (b) to GTS Hermes 150,592 shares, each share having a par value of NLG 1,000.-- which shares shall be paid up to 33% by off-set by the Company of its loan debt in the principal amount of NLG 50,197,000.-- owing to GTS Hermes;

          (c) to NMBS/SNCB 11,424 shares each share having a par value of NLG 1,000.- which shares shall be paid up both by off-set by the Company of its loan debt in the principal amount of the Dutch guilder equivalent of 3,420,000 ECU and by contribution of a lease of dark fibre;

          (d) to AB Swed Carrier 4,365 shares each share having a par value of NLG 1,000.-- which shares shall be paid up by off-set by the Company of its loan debt in the principal amount of NLG 4,365,000.--

2.2 It is understood by the parties that capital contribution tax will be levied on the issue of the shares referred to in 2.1 above, which tax shall be paid by the Company;

2.3 Upon the execution of the Deed of Amendment and the issue of the new shares to all the Parties (other than the Company), the Shares in the Company shall be held as follows:



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                    HIT Rail                24,047 shares          (12.63%)
                    GTS Hermes             150,632 shares         (79.08%)
                    NMBS/SNCB              11,424 shares           (6.00%)
                    AB Swed Carrier        4,365 shares            (2.29%)

ARTICLE 3 - THE BUSINESS

The activities of the Company (hereinafter collectively the "Business") shall be to engage in:

(i) becoming a PanEuropean Telecommunications Operator offering telecommunications services and/or facilities to third parties, including the Shareholders and their Affiliated Companies, including but not limited to constructing international telecommunications network infrastructures (hereinafter referred to as "Hermes Longlines") for the provision of those services, and offering international leased lines to third parties;
          and

(ii) seeking to influence the legal and regulatory climates in the European Community, its Member States and adjoining countries and each of the jurisdictions where the Company engages or intends to engage in the activities described above.

ARTICLE 4 - REPRESENTATIONS AND WARRANTIES

4.1       HIT Rail represents and warrants to the other Parties that:

          (a) it is the type of entity indicated in the heading of this Agreement, duly formed and validly existing under the laws of the jurisdiction indicated in the heading of this Agreement, that it has complied with all its material legal and statutory obligations and that it has the power under its constitutive documents to execute and deliver this Agreement and to perform its obligations thereunder:



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          (b)       the execution of this Agreement by its undersigned
                    representative and the delivery and performance by it of this Agreement:

                    (1) have been duly authorized by all necessary action and do not violate any applicable law, statute, rule, regulation, order, ordinance, or requirement of any governmental entity with applicable jurisdiction;

                    (2) do not and shall not result in the breach of, or constitute a default under, or require any consent under (except for those that have already been obtained) its constitutive documents or any indenture, bank loan or credit agreement, mortgage, or other agreement or instrument to which it is a party or by which it or any of its properties may be bound or affected; and

                    (3) shall constitute its valid, binding and enforceable obligations in accordance with the terms of this Agreement;

          (c) HIT Rail's only owners as of the date of this Agreement are the HIT Rail Shareholders and the national railways of Slovenia, Slovakia and Luxemburg;

          (d) no representation, warranty, or covenant by HIT Rail in this Agreement is inconsistent with, or would cause HIT Rail to breach, any other promise or contractual obligation by HIT Rail; and

          (e) HIT Rail has not agreed with any entity other than GTS Hermes and the Company to assist or cooperate in the development of the Business or any PanEuropean Telecommunication Operator.



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4.2       GTS Hermes represents and warrants to the other Parties that:

          (a) it is the type of entity indicated in the heading of this Agreement, duly formed and validly existing under the laws of the jurisdiction indicated in the heading of this Agreement, that it has complied with all its material legal and statutory obligations and that it has the power under its constitutive documents to execute and deliver this Agreement and to perform its obligations thereunder.

          (b) the execution of this Agreement by its undersigned representative and the delivery and performance by it of this Agreement:

                    (1) have been duly authorized by all necessary action and do not violate any applicable law, statute, rule, regulation, order, ordinance, or requirement of any governmental entity with applicable jurisdiction;

                    (2) do not and shall not result in the breach of, or
                        constitute a default under, or require any consent under (except for those that have already been obtained) its constitutive documents or any indenture, bank loan or credit agreement, mortgage, or other agreement or instrument to which it is a party or by which it or any of its properties may be bound or affected; and

                    (3) shall constitute its valid, binding and enforceable
                        obligations in accordance with the terms of this Agreement.

4.3       NMBS/SNCB represents and warrants to the other Parties that:

          (a)       it is the type of entity indicated in the heading of this

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                    Agreement, duly formed and validly existing under the laws of the jurisdiction indicated in the heading of this Agreement, that it has complied with all its material legal and statutory obligations and that it has the power under its constitutive documents to execute and deliver this Agreement and to perform its obligations thereunder;

          (b) the execution of this Agreement by its undersigned representative and the delivery and performance by it of this Agreement:

                    (1) have been duly authorized by all necessary action and do not violate any applicable law, statute, rule, regulation, order, ordinance, or requirement of any governmental entity with applicable jurisdiction;

                    (2) do not and shall not result in the breach of, or constitute a default under, or require any consent under (except for those that have already been obtained) its constitutive documents or any indenture, bank loan or credit agreement, mortgage, or other agreement or instrument to which it is a party or by which it or any of its properties may be bound or affected; and

                    (3) shall constitute its valid, binding and enforceable obligations in accordance with the terms of this Agreement.



          4.4 AB Swed Carrier represents and warrants to the other Parties that:

                    (a) it is the type of entity indicated in the heading of this Agreement, duly formed and validly existing under the laws of the jurisdiction indicated in the heading of this



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                              Agreement, that is has complied with all its
                              material legal and statutory obligations and that it has the power under its constitutive documents to execute and deliver this Agreement and to perform its obligations thereunder;

                    (b) the execution of this Agreement by its undersigned representative and the delivery and performance by it of this Agreement:

                              (1)       have been duly authorized by all
                                        necessary action and do not violate any
                                        applicable law, statute, rule,
                                        regulation, order, ordinance, or
                                        requirement of any governmental entity
                                        with applicable jurisdiction;

                              (2)       do not and shall not result in the
                                        breach of, or constitute a default
                                        under, or require any consent under
                                        (except for those that have already been obtained) its constitutive documents or any indenture, bank loan or credit agreement, mortgage, or other agreement or instrument to which it is a party or by which it or any of its properties may be bound or affected; and

                              (3) shall constitute its valid, binding and enforceable obligations in accordance with the terms of this Agreement.

ARTICLE 5 - COVENANTS

5.1       HIT Rail

          HIT Rail covenants and agrees with GTS Hermes and the Company that it shall

          (i) use its best efforts to establish such commercial agreements between individual HIT Rail Shareholders and the Company, to obtain rights of way



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                    from individual HIT Rail Shareholders and to cooperate in
                    obtaining such Licenses as may advance the Business and (ii) shall use their best efforts to ensure that the HIT Rail Shareholders cooperate in obtaining such Licenses all in accordance with the Business Plan of the Company and as may be necessary or advisable in furtherance or the Company's Business, (iii) shall not, so long as both HIT Rail and GTS Hermes are Shareholders and for one year after HIT Rail ceases to be a Shareholder, agree with any entity other than GTS Hermes and the Company to assist or cooperate in the development of any PanEuropean Telecommunications Operator and (iv) shall use their best efforts to obtain on the Company's behalf such materials as may be required and arrange inspection visits of selected rights of way for the purpose of making initial cost estimates.

          5.2       Further Funding

                    The Parties understand that further funding of the Company may become necessary through loans or additional capitalization and the Parties shall do all things reasonably necessary including the waiving of pre-emptive rights in accordance with Article 6.2 (c) to facilitate such further funding. The Shareholders each shall procure that its nominees on the Board of Supervisory Directors of the Company, if any, shall not unreasonably oppose additional capitalization and each accepts the principle of being diluted in its share holding to the extent that it does not participate in the subscription for new shares in accordance with the pre-emption provisions set out in the Articles of Association. It is the sole discretion of each Shareholder, whether to participate in such issue(s) of shares. The period in which pre-emption rights can be exercised will be four weeks. The Shareholders will inform each other within four weeks of having been notified of an issue of shares with a pre-emptive right whether or not they will make use of such right, and if so, to what extent.

          5.3       Non compete

                    So long as GTS Hermes is a Party to the Agreement GTS Hermes shall not agree with any other entity than HIT Rail and the Company to assist or



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                    cooperate in the development of any PanEuropean
                    Telecommunications Operator.

5.4                 Waiver statutory forced sale rights

                    GTS Hermes hereby unconditionally and irrevocably waives its rights to purchase the Shares held by the other Shareholders in the Company pursuant to article 201 (a) of Book 2 of the Netherlands Civil Code;

5.5                 Employee share options

                    The Parties acknowledge that it may be desirable from an incentive point of view to issue share options to the management and or employees of the Company and, without prejudice to the provision of Article 8.2 of this Agreement, the Parties agree to vote in favour of options to issue shares pursuant to any reasonable and "arms length" share option agreement containing customary terms and conditions.

5.6                 Dividends

                    It is the intention of the Parties to maximize distributions of the Company to its Shareholders, taking into consideration the contractual obligations in relation to further funding by issuance of shares or notes, as well as to the extent allowed by law and the Articles of Association, and subject to the retention in the Company of sufficient funds to ensure the continued operation and development of the Company in accordance with its Business Plan. The Parties will procure that their representatives in the Board of Supervisory Directors will, pursuant to article 20 paragraph 2 of the Articles of Association, vote to pay out profits to the Shareholders, taking into account the aforementioned principle.



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5.7                 Articles or Association

                    The Parties other than the Company shall procure that the amendment of the currently applicable articles of association shall be effected as soon as possible following the date of signing of this Agreement and pending such amendment the Parties other than the Company agree to be bound by the Articles of Association (and GTS shall procure that the same be observed by the Company to the extent possible) as if they were in force from the date of the signing of this Agreement onwards.

ARTICLE 6 - GOVERNANCE

6.1                 Structure

                    The Shareholders shall hold General Assemblies, and the Company shall have a Board of Supervisory Directors and a Management Board.

6.2                 General Assemblies

 (a) The Shareholders shall hold an annual General Assembly at the offices of the Company's headquarters or at such other place as the Shareholders may agree, and may hold extraordinary General Assemblies at the request of Shareholders holding at least 10 percent of the issued share capital of the Company. The Management Board shall ensure that notice of any General Assembly and an agenda are distributed to and received by the Shareholders no less than fifteen (15) days prior to the date of the General Assembly. Subject to the provisions of the Articles of Association and applicable law, the quorum for any General Assembly shall be four fifths (4/5) of the Shares. If the quorum is not met, then a second meeting will be called on a date which is at least 5 business days and not more than 4 weeks after the date of the first meeting. In such second meeting resolutions on the subjects put before the first meeting can be adopted by a majority of votes cast irrespective of the number of shareholders represented such second meeting.



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          (b)       The Shareholders shall each vote in favour of the
                    appointment of all Supervisory Directors duly nominated in accordance with the Articles of Association and Articles 6.3(d) and 6.5 of this Agreement.

          (c) All decisions of the General Assembly shall be adopted by a simple majority of the votes cast, with the exception of the following decisions which shall require at least eighty-five
                    (85)% of the votes cast:

                    (i) the purchase by the Company of Shares in its own capital and any redemption of Shares;

                    (ii) the exclusion of pre-emptive rights in the case of an issue of new shares and the transfer of Shares held by the Company, except in the event of a public listing of the Shares or of new shares or of an offering of Shares or options on new shares (warrants) to professional investors in order to obtain further funding;

                    (iii)     a winding up or dissolution of the Company;

                    (iv) any amendment of the Articles of Association of the Company other than those pertaining to increases in the authorized capital of the Company or to convert the Company into an N.V. ("Naamloze Vennootschap") to enable a public listing of Shares or new shares;

                    (v) any amendment of the scope of business of the Company;

                    (vi)      the declaration of dividends; and

                    (vii) the admission of new shareholders to this Agreement.

          6.3       Board of Supervisory Directors

          (a) Subject to the provisions of this Agreement and the Articles of Association, the Board of Supervisory Directors shall have complete and exclusive power to supervise the policy of the Management Board and the general course of affairs of the Company and the Business.

          (b) Subject to the provisions set forth below and the Articles of Association and unless otherwise agreed by the Shareholders, the number of persons comprising the Board of Supervisory Directors shall not exceed ten (10) members and shall



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                                                                          - 17 -

                    not be less than four (4) members.

          (c) The Board of Supervisory Directors shall designate its Chairman and Vice Chairman and the Shareholders shall procure that the Board of Supervisory Directors appoints as Chairman and Vice Chairman the persons so designated. The Chairman shall prepare an agenda for the meetings of the Board of Supervisory Directors, without prejudice to the right of the members to put up for discussion at meetings issues other than those set out in the agenda. The Chairman, or in his absence the Vice Chairman, shall preside the meetings.

          (d) Each Participating Shareholder who holds an interest of at least 6.8% in the issued capital of the Company shall be entitled to make a binding nomination for the appointment of one (1) Supervisory Director, and, the other Participating Shareholders together to the extent each holds less than 6.8% shall be entitled by rotation to make a binding nomination for the appointment for 2 years of one (1) Supervisory Director, provided that, so long as HIT Rail is the legal owner of at least one (1) Share. HIT Rail shall be entitled to nominate at least one (1) Supervisory Director. If the Participating Shareholders together holding less than 6.8% cannot agree on the person to be appointed, any one of them may refer the decision to appoint a new member to the Supervisory Board whose decision shall be binding on the Participating Shareholders. So long as GTS Hermes is the legal owner of 50% of the Shares, GTS Hermes shall have the right to make a binding nomination for appointment of such number of members of the Board of Supervisory Directors as matches the number of members appointed by the other Shareholders. If GTS Hermes is the legal owner of two-thirds (2/3) or more of the Shares, GTS Hermes shall have the right to make a binding nomination for appointment of such number of members to the Board of Supervisory Directors equal to one member more than appointed pursuant to the nominations by all the other Shareholders. The percentage of 6.8% reflects the estimated increase of the interest of NMBS in the Company after the HIT Rail Shareholders have become direct shareholders of the Company as mentioned in the "WHEREAS" clause under e., and consequently, such percentage is subject to change if the issued capital of the Company as set forth in Article 2, is increased.

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          (e)       The Board of Supervisory Directors shall meet at least
                    quarterly at the office of the Company's headquarters, unless the Board agrees to meet elsewhere. Notice of Board meetings shall be provided by the Chairman no less than four
                    (4) weeks in advance and the proposed agenda for such meeting shall be provided by the Chairman no less than two
                    (2) weeks in advance. The quorum for meetings of the Board of Supervisory Directors validly convened shall be a simple majority of the members of the Board of Supervisory Directors. If the quorum is not represented in such meeting, a second meeting of the Board of Supervisory Directors will be called on a date which is at least 5 business days and not more than 4 weeks after the date of the first meeting. In such second meeting, resolutions on the subjects put before the first meeting can be adopted by a majority of the votes cast irrespective of the number of Supervisory Directors represented at such second meeting. Each Supervisory Director may designate any other Supervisory Director to serve as his attorney-in-fact at any such meeting. The Company shall bear the reasonable costs and expenses of the attendance of the members at the meetings of the Board of Supervisory Directors.

          (f) At each of its regular meetings, the Board of Supervisory Directors shall determine the time and place of the Board's next regular meeting. The Chairman may, on his own initiative or at the request of any other member, call non-regular meetings of the Board of Supervisory Directors.

          (g) The Board of Supervisory Directors may also convene and/or take action by telephone or video-conferencing, provided that the quorum set out in paragraph (e) above is present thereat. The Board may also take action by unanimous written consent.

          (h) Subject to the Articles of Association, issues arising at any meeting shall be decided by a simple majority of the members of the Board of Supervisory Directors.

          (i) Each Supervisory Director has one vote. If an equal number of votes is cast in favour of and against a proposal, the Chairman shall not have a deciding vote.


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                    In respect of any such proposal:

                    (i) the proposal shall be referred to the Chief Executive Officer of each of the Shareholders or his designee, who shall use their best efforts to reach agreement with respect to such proposal within 30 days of such meeting; their agreement shall be considered a resolution of the Board of Supervisory Directors; and

                    (ii) if they fail to come to an agreement on the proposal, the deadlock mechanism provided for in paragraph 4 of Article 18 of the Articles of Association shall mutatis mutandis apply. The committee of experts appointed in accordance with such provision will be instructed to render a decision within 60 days.

          6.4       Management Board

          (a) Taking into account the terms of this Agreement and the Articles of Association the Management Board shall:

                    (1) carry out the Business Plan of the Company as amended from time to time;

                    (2) organize preparation for carrying out decisions of the Board of Supervisory Directors made in accordance with the relevant provisions of the Articles of Association and submit reports on their accomplishment;

                    (3) prepare a proposed revision to the Business Plan on an annual basis and present it to the Board of Supervisory Directors;

                    (4) prepare a proposed budget setting forth a detailed plan for capital and any other investment, expenses, and projected revenue for the Company in connection with its activities over the fiscal year covered by such budget period, and present the proposed budget to the Board or Supervisory Directors;

                    (5) manage Company property including its cash funds within such guidelines as may be set by the Board of Supervisory Directors;

                    (6) conclude contracts and agreements in the Company's name and ensure their fulfillment;

                              (7) distribute profits in accordance with the relevant provisions of the Articles of Association;

                              (8) adequately insure and keep so insured the Company against all risks usually insured against by companies carrying on the same or similar business;

                              (9) carry out other functions based on the Articles of Association that are not inconsistent with the provisions of this Agreement or the direction of the Board of Supervisory Directors; and

                              (10) subject to Article 12.2, represent the Company in its relations with organizations, state organizations, firms, and institutions concerning the Business.

                    (b) GTS Hermes shall procure that the Management Board shall not without the prior written approval from the Board of Supervisory Directors permit the Company to engage in any dealings with relatives (in the case of an individual) of members of the Management Board or enter into any contracts with any Shareholder or Affiliated Company which are not in the ordinary course of business for the Company or which am not on normal commercial terms such as would be offered any unrelated third party.

                    (c) GTS Hermes shall have the right to nominate for removal or appointment of the Managing Director and the other Shareholders agree, subject to the provision set out in paragraph (d) below, to vote in favour of any such nomination, unless it cannot reasonably be expected to do so, and GTS Hermes agrees to indemnify and hold the other Shareholders harmless from and against any liabilities which it might incur as a result of any removal contemplated above.

                    (d) Any Managing Director to be appointed in accordance with the above shall have submitted to the Shareholders prior to his appointment a written statement agreeing to be bound by the confidentiality covenant set out in Article 11 of this Agreement in respect of any information labelled confidential by the Shareholders.

(e) GTS Hermes covenants with the other Parties that it shall at all times procure that the Company complies with all of its obligations under this Agreement and the Articles of Association.

6.5       Removal; Successors

          From time to time during the term of this agreement, any Shareholder may request the removal or suspension of a Supervisory Director previously nominated by that Shareholder in accordance with Article 6.3, and, the other Shareholders undertake upon the making of such request to exercise their voting rights in favour of such removal or suspension and, in case of removal, in favour of the appointment of a successor nominated by that Shareholder, which nominee the Shareholders undertake to promptly appoint in the place of the removed Supervisory Director. Unless the Shareholders agree otherwise, if a Shareholder removes a Supervisory Director previously nominated by that Shareholder, that Shareholder shall bear any liability for such removal and shall indemnify the other Shareholders and the Company against any costs that they may incur in connection with such removal.

ARTICLE 7 - CONDUCT OF BUSINESS

7.1       Shareholder Representatives

(a) Each Shareholder shall appoint one (1) natural person to serve as its representative at the General Assemblies and to carry out other responsibilities of Shareholders as provided in this Agreement. A representative may, after giving reasonable written notice to the other representatives, designate any natural person to serve as a substitute at any General Assembly and for any other purpose under this Agreement.

(b) Each Shareholder may remove its representative from time to time. Upon the death, disability, resignation, or removal of its representative, a Shareholder shall appoint a successor representative and shall promptly notify the other Parties of such appointment.

(c) A person designated as the representative of a Shareholder shall be deemed to continue as such unless and until the Company and all the other Shareholders receive a written notice signed by the appointing Shareholder designating a successor representative. The Company and each Shareholder shall be entitled to rely on the authority of the most recently appointed representative of whose appointment they have received notice with respect to any matter for which a Shareholder's representative may act under this Agreement.

(d) Each Shareholder shall ensure that this representative has appropriate authorization to act on its behalf with respect to any actions required, permitted, or provided under this Agreement to be taken by its appointing Shareholder and noted on the agenda for a particular meeting, including without limitation giving or receiving notices, offers, acceptances, and other communications provided for in this Agreement.

(e) Unless the Shareholders agree otherwise, if a Shareholder removes its representative pursuant to Article 7.1 (b) hereof, that Shareholder shall bear any liability for such removal and shall indemnify the other Shareholders and the Company against any costs that they may incur in connection with such removal.

7.2       Award of Licenses

          Each Shareholder agrees to cooperate with the Company in obtaining the Licenses and operating the Business in connection therewith in accordance with the Business Plan.

7.3       Shareholder Advisory Council (SAC)

          To ensure sufficient Shareholder representation regarding key business issues, the Management Board will form a Shareholder Advisory Council
          (SAC) to be populated by a representative from each Participating Shareholder. This will not be a voting body or a decision-making body, but rather a group of active and interested Shareholders willing to both offer advice and counsel to the Management Board as well as to ensure awareness within their own organization of Company issues and progress. The SAC would normally convene six times per year.

ARTICLE 8 - ISSUE AND TRANSFER OF SHARES; PRE-EMPTIVE RIGHTS

8.1 The Shareholders agree to grant their consent pursuant to paragraph 1 of Article 8 of the Articles of Association to any transfer of Shares to a transferee who is and remains an Affiliated Company of the transferor Shareholder and the Shareholders may, when entitled under this Agreement to be issued additional Shares, designate an Affiliated Company to take up such Shares provided that:

          (1) the obligations of the transferor Shareholder under this Agreement will remain unaffected by the transfer contemplated above; and

          (2) the Shares will be retransferred to the transferor Shareholder (or in the event there have been a series of transfers between Affiliated Companies, then to the first transferor Shareholder) immediately prior to the ultimate transferee ceasing to be an Affiliated Company of the transferor Shareholder except if the (first) transferor Shareholder has been voluntarily liquidated; and

          (3) the transferor Shareholder warrants that it shall unconditionally and irrevocably guarantee the performance of the Affiliated Company's obligations under this Agreement.

8.2 Except in case of a public listing or an issue of new shares or Shares or options on shares (warrants) to professional investors to obtain further funding, it shall be a condition precedent to any issuance of shares by the Company to a third party and to the right of any Shareholder to transfer its Shares to any third party (including Affiliated Companies) or to designate the allotment of additional shares to an Affiliated Company that the transferee or allottee becomes a Party to this Agreement. The joining of such transferee or allottee as a Party to this Agreement will take place by means of, and as of the date of, the signing of an admittance statement by such third party in the format as attached hereto as Annex 2. The transferee or allottee shall send the admittance statement to the Company, which shall provide each of the Parties with a copy thereof. The Shareholders hereby agree for the future to the amendment of this Agreement at any time an admittance statement becomes effective.

8.3 The Shareholders and the Company shall do or procure to be done all such acts and things as may be necessary to give full effect to the transfers contemplated in this Article 8 and the registrations thereof.

8.4 Subject to Article 8.1. if a Shareholder transfers all of its Shares, the transferor Shareholder shall upon completion of such transfer and the transferee becoming a party to this Agreement be released from all its obligations and liabilities under this Agreement, with the exception of:

          (i) any liability resulting from antecedent breaches of this Agreement; and

          (ii) those provisions of this Agreement stated to continue after termination hereof.

8.5 Except where the transfer is in accordance with this Article 8, upon the transfer by a Shareholder of all its Shares, such Shareholder shall deliver to the Company the written resignations of all those Members of the Board of Supervisory Directors nominated by such Shareholder pursuant to the provisions of Article 7.

8.6 Notwithstanding any other provision of this Agreement, if any binding measure of the Commission or Council of the European Communities or any judgement of any court or tribunal or any regulation or legislation of any other relevant authority shall prohibit or in any way restrict the holding of Shares by a Shareholder (the Prohibited Shareholder), then the Prohibited Shareholder may give a written notice (the Transfer Notice) to the other Shareholders and the Company to transfer some or all of its Shares to a third party and, where a prohibited Shareholder shall be entitled under this Agreement to be issued any additional Shares or require or accept a transfer of any Shareholder's Shares, it may designate a third party, in each case, acceptable to the other Shareholders to take up such Shares (or the rights to be allotted Shares) within thirty-five (35) days of receipt of notice that such third party is acceptable provided that if the other Shareholders shall not accept such third party within twenty-one
              (21) days of receipt of the Transfer Notice, and unless otherwise agreed by the Shareholders, the other Shareholders shall be obliged to purchase all of the Shares held by the Prohibited Shareholder on a pro rata basis within thirty-five (35) days of receipt of the Transfer Notice, failing which the Prohibited Shareholder shall be obliged to transfer such Shares (or the rights to be allotted Shares) to such third party who shall be deemed to be acceptable to the other Shareholders. The purchase price of any transferred Shares shall be determined pursuant to the procedures set forth in Article 8 of the Articles of Association.

ARTICLE 9   PROVIDE FIBRE CAPACITY

The Company or its designated vendor will provide fibre capacity in its network for use by the Shareholders on fair commercial terms, use, quantity and price to be negotiated on a bilateral basis between the relevant Shareholder and the Company or its designated vendor.

ARTICLE 10 - TERM AND TERMINATION OF AGREEMENT

Except for obligations under Article 11 which shall survive termination, and obligations or liabilities not discharged upon termination, this Agreement shall terminate in respect of all Parties simultaneously pursuant to a decision to terminate this Agreement as of a certain date, provided that such decision has been approved in writing by such a number of Parties together holding at least eighty-five (85)% of the voting Shares. In addition all rights and obligations under this agreement (except for obligations and liabilities which have not been discharged or which survive termination) shall terminate automatically in respect of any Party, if such Party no longer holds Shares in the Company.

ARTICLE 11 - CONFIDENTIAL INFORMATION

The Parties shall not and shall procure that none of their officers, employees, Managing or

Supervisory Directors, or Affiliated Companies or their officers, employees, Managing or Supervisory Directors, or the Company or any of its Managing or Supervisory Directors, or employees shall at any time hereafter, save when required by law, make use of or disclose or divulge to any third party any information relating to the Company which has been designated in writing as confidential by the disclosing Party.

ARTICLE 12 - MISCELLANEOUS

12.1     Government Notification and Information

         If the Shareholders jointly conclude that any applicable antitrust or competition regulatory requirement of the European Communities or any other governmental body requires a notification or information, or if the Shareholders jointly conclude that it would be desirable to submit such notification or information, then the Shareholders shall cooperate in the preparation and delivery of the notification or information.

12.2     Publicity

         For the duration of this Agreement, any formal press, public announcement, news release or other form of major publicity relating to this Agreement or any of its terms shall be made only after prior consultation between the Parties and if the substantive content is mutually agreed upon. No party shall unreasonably withhold or delay its consent to any formal press, public announcement, news release, filings, or other form of major publicity relating to the existence of this Agreement or its terms, if such is required by the laws of any jurisdiction governing any of the Parties or in connection with the procurement of capital.

12.3     Severability

         Each and every obligation under this Agreement shall be treated as a separate obligation and shall be severally enforceable as such and in the event of any obligation or obligations being or becoming unenforceable in whole or in part such part or parts as are unenforceable shall be deemed deleted from this Agreement and any such deletion shall not affect the enforceability of the remainder of this Agreement.

12.4    Force Majeure

        The failure or delay of any Shareholder (the "Affected Shareholder") to perform any obligation under this Agreement or the Company being unable to conduct its business solely by reason of acts of civil or military authority, civil disturbance, war, strikes or other labour disputes (by employees of any third party) or disturbances, fire, or laws, regulations, acts, or orders of any governmental agency or official thereof, other catastrophes, or any other circumstances beyond its reasonable control ("Force Majeure") shall not be deemed to be a breach of this Agreement so long as the Affected Shareholder or its Affiliated Company shall not have contributed to such Force Majeure, shall have used its best reasonable efforts to avoid such Force Majeure or to ameliorate its effects, and shall continue to take all actions within its power to comply to the extent possible with the terms of this Agreement. In the event of any such failure or delay, performance of the obligations shall be deferred until the Force Majeure ceases to affect the performance of obligations hereunder, provided that if the Force Majeure affects the performance of a material obligation and has not ceased within nine (9) months, any Affected Shareholder may withdraw as a Party to this Agreement.

12.5    Entire Agreement

        This Agreement and the agreements to be entered into pursuant to it supersede all prior agreements among the Parties with respect to the subject matter hereof and contain the entire agreement among the Parties with respect to the subject matter hereof, including the Annexes. Each party confirms to each of the others that it is not relying on any representation, warranty, or commitment of any kind save as set out in or explicitly contemplated by this Agreement and the Annexes and, for the avoidance of doubt, the Parties (other than the Company) acknowledge that their respective Shareholders are not parties hereto and are in no way whatsoever bound by, and will not be held to by the Company, any Shareholder or any of their respective Affiliated Companies, any of the terms hereof.

12.6    Amendment

        This Agreement may not be amended, supplemented, or discharged, and no provision may be modified or waived, except as expressly provided in this Agreement or by an instrument in writing signed by such a number of Parties together holding at least (eighty-five) (85)% of the voting shares in the capital of the Company, in which case the amended Agreement shall be effective in respect of all Parties to the Agreement as of the date of the signed instrument, notwithstanding the fact that any one Party has not approved such amendment. No waiver of any provision hereof by any Party shall be deemed a waiver by or in favour of any other Party, nor shall any such waiver by any Party be deemed a continuing waiver of any matter or a waiver of any other matter by such Party. No allowance of time or other indulgence shall constitute a waiver or preclude the subsequent assertion or enforcement of the right or remedy concerned or any other right or remedy. No exercise of any right or remedy shall be deemed to imply a waiver of, or prevent the subsequent assertion or exercise of, any other right or remedy in respect of the same or any other matter. No amendment, modification, supplement, discharge, or waiver hereof or hereunder shall require the consent of any person not a Party to this Agreement except as required by law.

12.7    Variations in Terms and Pronouns

        All terms, pronouns, and any variations thereof, shall be deemed to refer to the masculine, feminine, neuter, singular, or plural as the identify of the person or persons or entity or entities require.

12.8    Headings

        All captions or headings contained in this Agreement are for convenience or the Parties only and shall not affect the interpretation of any provision of this Agreement.

  12.9    Language

          All meetings of the Company and all documentation relating to the Company shall be in the English language unless otherwise required by applicable law.

  12.10   Costs

          The Company shall bear the reasonable legal fees and expenses incidental to the registration, preparation and completion of this Agreement.

  12.11   Counterparts

          This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. This Agreement shall be binding as of the date of signing by at least two Parties and shall be binding an each other Party as of the date of its signing.

ARTICLE  13 - APPLICABLE LAW AND CHOICE OF FORUM

(a) This Agreement shall be governed by and construed in accordance with the laws of The Netherlands.

(b) In the event that disagreements or disputes arise with respect to the interpretation or performance of this Agreement or any of its provisions, the Parties will use their best efforts to resolve them through consultation. Disagreements or disputes that have not been settled by such consultation within thirty (30) days after the first notification thereof by one Party to the other will, at the request of either Party, be submitted to and finally settled by arbitration in accordance with the Rules of The Netherlands Arbitration Institute. The arbitration shall be conducted in Amsterdam, The Netherlands, in the English language.

Signed in five counterparts

HIT RAIL B.V.                           GTS HERMES, INC.

/s/Illegible
______________________________          ________________________________

By: S. Laursen                          By:

Title: M.O. HIT Rail B.V.               Title:

Date:  4. December 1997                 Date:



NMBS/SNCB                               AB SWED CARRIER


______________________________          ________________________________

By:                                     By:

Title:                                  Title:

Date:                                   Date:



HERMES EUROPE RAILTEL B.V.


______________________________
By:

Title:

Date:

HIT RAIL B.V.                           GTS HERMES, INC.

                                        /s/Gerald W. Thames
______________________________          ________________________________

By:                                     By: Gerald W. Thames

Title:                                  Title:  President & CEO

Date:                                   Date:



NMBS/SNCB                               AB SWED CARRIER


______________________________          ________________________________

By:                                     By:

Title:                                  Title:

Date:                                   Date:



HERMES EUROPE RAILTEL B.V.


______________________________

By:

Title:

Date:

HIT RAIL B.V.                           GTS HERMES, INC.


______________________________          ________________________________

By:                                     By:

Title:                                  Title:

Date:                                   Date:



NMBS/SNCB                               AB SWED CARRIER

                                        /s/Illegible
______________________________          ________________________________

By:                                     By:

Title:                                  Title:

Date:                                   Date:



HERMES EUROPE RAILTEL B.V.


______________________________

By:

Title:

Date:

HIT RAIL B.V.                           GTS HERMES, INC.


______________________________          ________________________________

By:                                     By:

Title:                                  Title:

Date:                                   Date:



NMBS/SNCB                               AB SWED CARRIER


______________________________          ________________________________

By:                                     By:

Title:                                  Title:

Date:                                   Date:



HERMES EUROPE RAILTEL B.V.

/s/Jan Loeber
______________________________
    Hermes Europe Railtel B.V.

By: Jan Loeber

Title: Managing Director

Date: 4. Dec 97